UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2012 (October 22, 2012)

CHESAPEAKE ENERGY CORPORATION

(Exact name of Registrant as specified in its Charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 848-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

On October 22, 2012, Chesapeake Energy Corporation (the “Company”) issued a press release announcing the completion of its previously announced asset sales in the Permian Basin.  A copy of this press release is attached as Exhibit 99.1 to this Current Report.

Section 8 – Other Events

Item 8.01 Other Events.

On October 22, 2012, the Company completed the sale of its asset packages in the Permian Basin  The Company sold its southern Delaware Basin assets in the Permian Basin to SWEPI LP, a subsidiary of Royal Dutch Shell plc (NYSE:RDS.B); its northern Delaware Basin assets in the Permian Basin to Chevron U.S.A. Inc., a subsidiary of Chevron Corporation (NYSE:CVX); and its producing assets in the Midland Basin portion of the Permian Basin to affiliates of Houston-based EnerVest, Ltd.  Total combined net proceeds from the three transactions, inclusive of preferential rights exercised by other parties, are approximately $3.3 billion, of which the Company received approximately $2.8 billion in cash at closing.  Payment of the remaining proceeds will be subject to certain title, environmental and other standard contingencies.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.  See "Exhibit Index" attached to this Current Report on Form 8-K, which is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ JENNIFER M. GRIGSBY
Jennifer M. Grigsby Senior Vice President, Treasurer and Corporate Secretary

Date:           October 26, 2012

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Chesapeake Energy Corporation press release dated October 22, 2012 – Closing of Permian asset sales